Exhibit 10.12

SETTLEMENT AGREEMENT

This Agreement dated for reference this 2nd day of March, 2005;

BETWEEN:

Trentfab Inc. with offices located

at 10 Douglas Drive, Trenton,

Ontario K8V 5W6

(hereinafter referred to as “Trentfab”)

OF THE FIRST PART

AND:

Brian Kinmond with an office located

at 10 Douglas Drive, Trenton,

Ontario K8V 5W6

(hereinafter referred to as “Kinmond”)

OF THE SECOND PART

AND:

S2C Global Systems Inc. with offices

located at 1650- 1188 West Georgia,

Vancouver, BC V7V 1E8

(Hereinafter referred to as “S2C)

OF THE THIRD PART

RECITALS

A.

WHEREAS the parties have entered into a manufacturing contract (the “Contract”) dated June 24th, 2004 and evidenced as Schedule “A” attached hereto in order for Trentfab to engineer and fabricate two units of one of three components of a proprietary system owned by S2C and known as “Aquaduct”;

B.

WHEREAS Trentfab has substantially exceeded the projected costs and works of the Contract and as such both parties require an amendment, clarification and  settlement related to the Contract;

C.

WHEREAS Kinmond is the President & COO of Trentfab and has been intimately involved in the fulfillment of the Contract,

NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

SETTLEMENT COST OF CONTRACT. that the Contract in its entirety and without limiting the generality of the foregoing including all original referenced contract amounts, overruns, administrative costs, engineering fees, printing costs, material costs, shipping costs and any and all other surcharges will have a total settlement cost ( the Settlement Cost”) of Two Hundred and Seventy Five Thousand Dollars ($275,000.00) plus Goods and Services Tax to be paid as follows:

a.

Paid To Date On Account

$167,515.50

b.

To Be Paid On Account

$126,734.50

2.

ENDUCEMENT. to induce Trentfab and Kinmond into signing this Agreement, completing the Goods and Services as described herein in a timely fashion and to cause no further hardship whatsoever, S2C will cause a share certificate (the “Certificate”) in the amount of 175,000 shares of S2C Global Systems, Inc common stock to be issued in the name of 933584 Ontario Inc.

3.

GOODS AND SERVICES INCLUDED IN THE CONTRACT. that the Contract in its entirety and without limiting the foregoing will include the following Goods and Services (the “Goods and Services”):

a.

two working and complete three bay retail vending units (the “Vending Units”) from the Aquaduct delivered to a place and at a time as described in writing by S2C to Trentfab and within 60 miles of either Kingston or Bellville, Ontario;

b.

one working single bay test unit (the “Test Unit”) from the Aquaduct delivered to a place and at a time as described in writing by S2C to Trentfab within 60 miles of Kingston;

c.

all additional materials specifically acquired by Trentfab on behalf of S2C to develop any component of the Aquaduct;

d.

all operator and or service manuals related to any and all of the components installed in the Vending Units or Test Units;

e.

any and all documentation (the “Documentation”) modeling or other creations related to the Aquaduct and without limiting the generality of the foregoing technical manuals, technical notes, design notes, concept notes, renderings, drawings, paper files, digital files, CAD files, notes, documents, blueprints, sketches; working models, scale models;

f.

six sets of complete drawings that are clearly labeled property of S2C Global Systems, Inc do not copy;

g.

a series of digital files (the Digital Files”) created in Auto CAD, that break the Vending Unit down to its components and parts, with enough detail and description that these same components and parts can be sourced in the open marketplace for mass production;

4.

REPRESENTATIONS AND WARRANTIES OF TRENTFAB. Trentfab represents and warrants as follows:

a.

that it is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the corporate power and authority to carry on its business as it is now being conducted.

b.

that it will cause any and all materials whatsoever that have any relationship to S2C, the Vending Units, the Test Units and Aquaduct to be turned over to an officer or duly appointed representative of S2C in their entirety;

c.

that it will make best efforts to compel all persons under its control and without limiting the foregoing, its employees, contract workers, agents, officers, directors and representatives to sign confidentiality and non-disclosure agreements in regards to the Aquaduct;

d.

that it will make best efforts to protect the intellectual property contemplated herein from outside interests;

e.

that it has no rights whatsoever to any of the intellectual property, concepts, designs, models and or potentially related products that have come out of working on the S2C Contract and the development of the Aquaduct;

f.

that after handing over the Digital Files and Documentation will cause any and all digital files related to S2C Global Systems and the Aquaduct that are resident on Trentfab’s or its officers, employees, agents or representatives computers or other storage devices to be deleted and or destroyed so that they will no longer be of any use;

g.

that the subsequent recreation of any of the intellectual property contemplated herein in any form whatsoever will be in direct violation of this agreement unless first approved in writing by the Board of Directors of S2C Global Systems, Inc.;

h.

that it will cause the Good and Services contemplated herein to be completed in a diligent and timely manner making every effort to ensure the utmost in quality of goods and service is delivered to S2C;

i.

that all Goods and Services be completed within 15 business days of the signing of this Agreement;

5.

REPRESENTATIONS AND WARRANTIES OF KINMOND. Kinmond represents and warrants as follows:

a.

that he is a duly authorized signatory and officer of  Trentfab as of the date first mentioned herein

b.

that he is legally able to bind Trentfab under the terms and conditions of this Agreement,

c.

that he is entering this Agreement fully intending to honor and abide by the letter and intent of this Agreement;

d.

that he will cause any and all materials whatsoever that have any relationship to S2C, the Vending Units, the Test Units and Aquaduct to be turned over to an officer or duly appointed representative of S2C in their entirety;

e.

that he will make best efforts to compel all persons under his control and without limiting the foregoing, the employees, contract workers, agents, officers, directors and representatives of Trentfab to sign confidentiality and non-disclosure agreements in regards to the Aquaduct;

f.

that he will make best efforts to protect the intellectual property contemplated herein from outside interests;

g.

that he has no rights whatsoever to any of the intellectual property, concepts, designs, models and or potentially related products that have come out of working on the S2C Contract and the development of the Aquaduct;

h.

that he will cause the Good and Services contemplated herein to be completed in a diligent and timely manner making every effort to ensure the utmost in quality of goods and service is delivered to S2C;

6.

REPRESENTATIONS AND WARRANTIES OF S2C. S2C represents and warrants as follows:

a.

that it is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia and has the corporate power and authority to enter into this Agreement;

b.

that it will cause the Certificate to be issued to Trentfab’s nominee as described herein;

c.

that it will cause any outstanding balance of the Settlement cost to be paid within 15 business days of Trentfab completing the Goods and Services contemplated herein;

7.

CONFIDENTIAL INFORMATION.  Trentfab and Kinmond agree that:

a.

Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Trentfab and Kinmond have express authorization from S2C, they shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning S2C and its affiliates which was acquired by or disclosed to Trentfab and Kinmond during the course of the Contract and this Agreement with S2C, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

b.

Upon their Termination Date or at S2C’s earlier request, they will promptly return to S2C any and all records, documents, physical property, information, computer disks or other materials relating to the business of S2C and its affiliates obtained by them during the course of the Contract and Agreement with S2C.

c.

Trentfab and Kinmond shall keep S2C informed of, and shall execute such assignments as may be necessary to transfer to S2C or its affiliates the benefits of, any inventions, discoveries, improvements, trade secrets, developments, processes, and procedures made by them, in whole or in part, or conceived by them either alone or with others, which result from any work which they may do for or at the request of S2C, whether or not conceived by them while on holiday, on vacation, or off the premises of Trentfab, including such of the foregoing items conceived during the course of the Contract and this Agreement which are developed or perfected after the their  termination of Contract. They  shall assist S2C or others nominated by it, to obtain patents, trademarks and service marks and they agree to execute all documents and to take all other actions which are necessary or appropriate to secure to S2C and its affiliates the benefits thereof. Such patents, trademarks and service marks shall become the property of S2C and its affiliates. They shall deliver to S2C all sketches, drawings, models, figures, plans, outlines, descriptions or other information with respect thereto.

d.

To the extent that any court or agency seeks to have them disclose confidential information, they shall promptly inform S2C, and they shall take such reasonable steps to prevent disclosure of Confidential Information until S2C has been informed of such requested disclosure. To the extent that they obtain information on behalf of S2C or any of its affiliates that may be subject to attorney-client privilege as to S2C’s attorneys, they shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

e.

Nothing in the foregoing provisions of this Section 7 shall be construed so as to prevent them from using, in connection with the Contract or this Agreement for themselves other than S2C or any of its affiliates, knowledge which was acquired by them during the course of the Contract and this Agreement with S2C and its affiliates, and which is generally known to persons of their experience in other          companies in the same industry.

8.

Non-solicitation.  While Trentfab and Kinmond are under Contract and bound by this Agreement  with S2C and its affiliates and for a period of three years after the date the Contract and this Agreement terminates with S2C and its affiliates for any reason, Trentfab and Kinmond covenant and agree that they will not, whether for themselves or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of S2C or its affiliates in existence from time to time during this Contract and Agreement with the Company and its affiliates.

9.

Non-competition.  While Trentfab and Kinmond are under Contract and bound by this Agreement with S2C and its affiliates, and for a period of three years after the date the Contract and this Agreement terminates with S2C and its affiliates, Trentfab and Kinmond covenant and agree that they will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii)ownership of securities in any entity affiliated with S2C) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in an activity in any state or province in which S2C or its affiliates is conducting or has reasonable expectations of commencing business activities at the date of Trentfab’s and Kinmond’s  termination of Contract/Agreement, which is the same as, similar to, or competitive with systems for the distribution and vending of retail products.

10.

Equitable Remedies.  Trentfab and Kinmond acknowledge that S2C would be irreparably injured by a violation of Sections 4, 5, 7,8 and 9 and agrees that S2C, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining Trentfab and Kinmond from any actual or threatened breach of Sections 4,5, 7, 8 and 9 without any bond or other security being required.

11.

Defence of Claims.  Trentfab and Kinmond agree that, during the term of the Contract and this Agreement with S2C and after their termination, they will cooperate with S2C and its affiliates in the defence of any claims that may be made against S2C or its affiliates to the extent that such claims may relate to services performed by them for S2C. To the extent travel is required to comply with the requirements of this Section 11, S2C, shall to the extent possible, provide Trentfab and Kinmond with notice at least 10 days prior to the date on which such travel would be required and S2C agrees to reimburse Trentfab and Kinmond for all of their reasonable actual expenses associated with such travel; provided, however, that if S2C reasonably expects the travel to be extensive or unduly burdensome to Trentfab or Kinmond from a financial perspective, S2C may provide them pre-paid tickets for transportation in connection with such travel.

12.

Notices.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the Canada Post registered or certified mail, return receipt requested, postage prepaid and addressed,

a.

in the case of S2C to the following address:

S2C Global Systems Inc.

#1650-1188 West Georgia Street

Vancouver, BC V6E 4A2

Attention: Roderick Bartlett, CEO

b.

or to Trentfab and Kinmond:

Trentfab, Inc.

P.O. Box 698
10 Douglas Drive
Trenton, Ontario, K8V 5W6

Attention: Brian Kinmond

c.

or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

13.

Successors.  This Agreement shall be binding on, and inure to the benefit of, S2C and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of S2C.

14.

Non-alienation.  The interests of Trentfab and Kinmond under this Agreement are not subject to the claims of their creditors, other than S2C, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

15.

Waiver of Breach.  The waiver by either S2C, Trentfab or Kinmond of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either S2C nor Trentfab nor Kinmond.  Continuation of payments hereunder by S2C following a breach by Trentfab or Kinmond of any provision of this Agreement shall not preclude S2C from thereafter terminating said payments based upon the same violation.

16.

Severability.   It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 4,5, 7, 8 and 9, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

17.

Applicable Law.  This Agreement shall be construed in accordance with the laws of the Province of British Columbia, Canada.

18.

Currency. All dollar amounts referred to in this Agreement are the currency of the Canada and in Canadian Dollars.

19.

Amendment.  This Agreement may be amended or cancelled by mutual Agreement of the parties in writing without the consent of any other person.

20.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages; each signed by one party hereto, but together signed by both of the parties hereto.

21.

Arbitration & Legal Fees.  Trentfab, Kinmond and S2C in good faith negotiations for the purpose of reaching an amicable resolution shall discuss disputes arising out of or in connection with the interpretation and application of this Agreement.  Without prejudice to S2C’s rights under Section 9 of this Agreement, any such disputes which cannot be settled amicably within thirty (30) days after written notice by one party to the other (or after such longer period agreed to in writing by the parties), shall thereafter be settled by binding arbitration in Vancouver, British Columbia, to be conducted pursuant to the rules and procedures then obtaining of the Canadian Arbitration Association or like body and judgement on the award rendered in such arbitration may be entered in any court of competent jurisdiction.

a.

Trentfab and Kinmond are entitled to timely payments (not later than 30 calendar days after notice from Trentfab) from S2C of reasonable attorney fees incurred by Trentfab and Kinmond in the event of a dispute arising out of or in connection with the interpretation and application of this Agreement.

22.

Other Agreements.  This Agreement constitutes the sole and complete Agreement between S2C, Trentfab and Kinmond and supersedes all other agreements, both oral and written, between S2C, Trentfab and Kinmond with respect to the matters contained herein.  No verbal or other statements, inducements, or representations have been made to or relied upon by Trentfab and Kinmond.  The parties have read and understand this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

S2C Global Systems, Inc.

Trentfab, Inc..

Per:_______________________________

Per:______________________________

Authorized Signatory

Authorized Signatory

___________________________________

________________________________

Witness

 ( Print Name:                              )

 Brian Kinmond